UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

ENGILITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	61-1748527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4803 Stonecroft Blvd. Chantilly, Virginia (Address of Principal Executive Offices)	20151 (Zip Code)

(703) 633-8300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.          Termination of a Material Definitive Agreement.

On January 14, 2019, Science Applications International Corporation, a Delaware corporation (“SAIC”), completed its previously announced acquisition of Engility Holdings, Inc., a Delaware corporation (“Engility”) pursuant to the terms of the Agreement and Plan of Merger, dated as of September 9, 2018 (as such agreement may be amended from time to time, the “Merger Agreement”), among Engility, SAIC and Raptors Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of SAIC (“Merger Sub”), pursuant to which Merger Sub merged with and into Engility (the “Merger”), with Engility surviving the Merger as a wholly owned subsidiary of SAIC.

On January 14, 2019, in connection with the completion of the Merger, Engility terminated the Credit Agreement (as defined below), originally entered into on August 12, 2016 and as subsequently amended on each of February 13, 2017, August 14, 2017 and March 21, 2018, by and among Engility, Engility Corporation, a Massachusetts corporation and wholly owned subsidiary of Engility (“Engility Corporation”), the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (collectively, the “Credit Agreement”) and repaid all amounts outstanding thereunder. No material early termination penalties were incurred by Engility, including Engility Corporation, in connection with the termination of the Credit Agreement.

In connection with the Merger, on December 12, 2018, Deutsche Bank Trust Company Americas, as trustee for Engility Corporation’s 8.875% Senior Notes due 2024 (the “8.875% Notes”), at Engility Corporation’s direction, delivered a notice of redemption to the holders of all $300 million in aggregate principal amount of the 8.875% Notes, issued by Engility Corporation pursuant to an Indenture, dated as of August 12, 2016 (the “Indenture”), among Engility Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. The 8.875% Notes were redeemed in full on January 14, 2019 (the “Redemption Date”) at a redemption price equal to the principal amount thereof, plus the “Applicable Premium” (as defined in the Indenture) of $23,853,000.00, plus accrued and unpaid interest up to, but not including, the Redemption Date (the “Redemption Price”). On January 14, 2019, Engility Corporation caused to be deposited with Deutsche Bank Trust Company Americas, as trustee, funds sufficient to pay on the Redemption Date the Redemption Price, and on the same date, Engility Corporation satisfied and discharged all of its and the related guarantors’ obligations under the Indenture.

In connection with the completion of the Merger, that certain Stockholders Agreement, dated February 26, 2015, as amended, by and among Engility and Birch Partners, L.P. and for the limited purposes set forth therein, KKR 2006 Fund L.P. and General Atlantic Partners 85, L.P., KKR Initial Investors and GA Initial Investors (as defined therein) terminated pursuant to its terms.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On January 14, 2019, pursuant to the terms of the Merger Agreement, SAIC completed the acquisition of Engility through the Merger. At the effective time of the Merger (the “Effective Time”), each share of common stock of Engility, $0.01 par value per share (“Engility Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Engility Common Stock owned by SAIC or Merger Sub or Engility Common Stock held in treasury, which were canceled without consideration), was converted into the right to receive (i) 0.450 of a share (the “Exchange Ratio”) of SAIC common stock, par value $0.0001 per share (“SAIC Common Stock”), and (ii) cash in lieu of fractional shares of SAIC Common Stock resulting from the application of the Exchange Ratio as contemplated by the Merger Agreement (collectively, the “Merger Consideration”).

Each outstanding Engility restricted stock unit (“Engility RSU”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was, as of the Effective Time, automatically and without any action on the part of the holder thereof, converted into a restricted stock unit award of SAIC (“SAIC RSU”) on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) applicable to such award under the Engility Second Amended and Restated 2012 Long Term Performance Plan (as amended as of the Effective Time, the “Legacy Engility Plan”) and the applicable award agreement in effect immediately prior to the Effective Time, with respect to a number of shares of SAIC Common Stock, rounded up to the nearest whole share, determined by multiplying (i) the number of shares of Engility Common Stock subject to such Engility RSU immediately prior to the Effective Time by (ii) the Exchange Ratio.

Each Engility performance unit (“Engility PU”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was, as of the Effective Time, automatically and without any action on the part of the holder thereof, converted into an SAIC RSU that vests solely based on the passage of time on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) applicable to such award under the Legacy Engility Plan and the applicable award agreement in effect immediately prior to the Effective Time, with respect to a number of shares of SAIC Common Stock, rounded up to the nearest whole share, determined by multiplying (i) the number of shares subject to such Engility PU determined pursuant to the applicable award agreement governing the Engility PU that would vest based on the terms of such agreement by (ii) the Exchange Ratio.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Engility with the Securities and Exchange Commission (the “SEC”) on September 10, 2018 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 As a result of the Merger, all of the issued and outstanding stock of Engility is currently owned by SAIC. In connection with the consummation of the Merger, Engility notified the New York Stock Exchange (the “NYSE”) on January 14, 2019 that each share of Engility Common Stock (other than Engility Common Stock owned by SAIC or Merger Sub or Engility Common Stock held in treasury, which were canceled) issued and outstanding prior to the Effective Time would be converted into the right to receive Merger Consideration and requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the Engility Common Stock. Additionally, Engility intends to timely file with the SEC a certification on Form 15 under the Exchange Act requesting that Engility’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.          Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Form 8-K is incorporated herein by reference.

As a result of the Merger, each outstanding share of Engility Common Stock (other than Engility Common Stock owned by SAIC or Merger Sub or Engility Common Stock held in treasury, which were canceled without consideration) was converted into the right to receive the Merger Consideration. At the Effective Time, holders of Engility Common Stock ceased to have any rights as holders of Engility Common Stock (other than their right to receive the Merger Consideration) and instead have the rights of a holder of SAIC Common Stock.

Item 5.01.          Changes in Control of Registrant.

A change in control of Engility occurred on January 14, 2019 when, pursuant to the terms of the Merger Agreement, the Merger was completed. In the Merger, each share of Engility Common Stock (other than Engility Common Stock owned by SAIC or Merger Sub or Engility Common Stock held in treasury, which were canceled) issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration. As a result of the Merger, Engility became a wholly owned subsidiary of SAIC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of Lynn A. Dugle, Steven A. Denning, David M. Kerko, Darryll J. Pines, William G. Tobin, Peter A. Marino, Anthony Principi, David A. Savner, Charles S. Ream, John W. Barter, III, David J. Topper and Katharina G. McFarland ceased to be directors of Engility.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of the individuals listed below ceased to serve as an executive officer of Engility:

Lynn A. Dugle	Chairman, President and Chief Executive Officer
Wayne M. Rehberger	Senior Vice President and Chief Financial Officer
Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary
Susan M. Balaguer	Senior Vice President and Chief Human Resources Officer

Pursuant to the terms of the Merger Agreement, both Steven Mahon and Nazzic Keene, as members of Merger Sub’s board of directors immediately prior to the Effective Time, became the directors of Engility following the effective time. Each director is to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of Engility was amended and restated in its entirety. The Second Amended and Restated Certificate of Incorporation of Engility is filed at Exhibit 3.1 hereto and incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Amended and Restated Bylaws of Engility were amended and restated in their entirety to conform to the bylaws of Merger Sub (except that references to the name of Merger Sub are replaced with the name of Engility). The Second Amended and Restated Bylaws of Engility are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of September 9, 2018, among Engility Holdings, Inc., Science Applications International Corporation and Raptors Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on September 10, 2018)*

3.1	Second Amended and Restated Certificate of Incorporation, dated as of January 14, 2019.

3.2	Second Amended and Restated Bylaws, dated as of January 14, 2019.

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: January 14, 2019	By:	/s/ Jon Brooks
	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary